                                                                   EXHIBIT 10.49

                                                               November 19, 2001

                               PLIANT CORPORATION
                            MANAGEMENT INCENTIVE PLAN
                                     ("MIP")
                                     (2002)
=====================================      =====================================

Purpose To provide an attractive and competitive at-risk incentive that recognizes the achievements of individuals and team work groups in the attainment of corporate financial and operating goals.

                ================================================================

Eligibility     Officers of Pliant Corporation (the "Company"), Directors, and
                Plant Managers ("Participants"). At the option of the Chief
                Executive Officer ("CEO"), other employees not normally eligible for this program, may be included. Bonus Plan Payment Levels for the plan are as follows:

                           President & COO           100% of Base Salary
                           Executive Vice President  65% of Base Salary
                           Senior Vice President     55% of Base Salary
                           Vice President            45% of Base Salary
                           Director/Plant Manager    35% of Base Salary

                ================================================================

Summary The 2002 Management Incentive Plan ("MIP") is designed to provide incentive compensation based on the alignment and combination of three factors: achievement of individual goals, the Team Work Group Goal, and Company EBITDA goals.

                The 2002 Company Operational Plan is the result of the collective input of the MIP Participants' individual goals and Team Work Group Goals. Each Participant's individual goals and Team Work Group Goal have been extracted from the Operational Plan, are developed by the Plan Participant and his/her supervisor and are approved by the President and COO. The goals are submitted for approval prior to the beginning of the Plan Term and will be referred to as Exhibit A (see "Individual Goals and Team Work Group Goal for 2002"). Also shown on Exhibit B are the Company's EBITDA goals (see "2002 EBITDA Goals").

                In order to receive an award under the MIP a Participant must first be able to demonstrate achievement of his/her individual goals. The Participant and his/her supervisor should meet monthly, and after the end of the calendar quarter, to discuss achievements of the goals outlined under the "Individual Goals and Team Work Group Goal for 2002" portion of Exhibit A. If these goals have not been met, the Participant will not be eligible to receive an award under the MIP.

                Once the Participant has established achievement of the individual goals, the MIP award will be determined by the Company's level of achievement

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Management Incentive Plan (MIP) 2002
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                relative to the EBITDA goals for the quarter. Awards will be paid at the Participant's Bonus Threshold Payment Level when the EBITDA Threshold Level has been reached. IF THE COMPANY'S EBITDA THRESHOLD LEVEL IS NOT MET, NO BONUS AWARDS WILL BE PAID. Additional percentages will be added to the Bonus Award for levels above the Threshold. Exhibit B outlines these increases in the Participant's Bonus Award percentages when achievements greater than the EBITDA Threshold Level are reached. Awards under the Plan will be distributed on a quarterly basis.

                An additional component to the Bonus Award is the achievement of the Team Work Group Goal. Individual goals and the Team Work Group Goal are combined to comprise the percentage of the Participant's Bonus Award according to the Bonus Threshold Payment Level shown below:

                        DIRECTOR/PLANT MANAGER LEVEL AT 100% OF PLAN

-------------------------------------------------------------------------------------------------------------
                                    % EMPHASIS             X PLAN BONUS LEVEL       PERCENT OF BONUS AWARD
                                                              PERCENTAGE =
-------------------------------------------------------------------------------------------------------------
INDIVIDUAL GOALS +                     50 *                        35                        17.5
-------------------------------------------------------------------------------------------------------------
TEAM WORK GROUP GOAL =                 50 *                        35                        17.5
-------------------------------------------------------------------------------------------------------------
   TOTAL                               100                         35                         35
-------------------------------------------------------------------------------------------------------------

                        VICE PRESIDENT LEVEL AT 100% OF PLAN

-------------------------------------------------------------------------------------------------------------
                                    % EMPHASIS             X PLAN BONUS LEVEL       PERCENT OF BONUS AWARD
                                                              PERCENTAGE =
-------------------------------------------------------------------------------------------------------------
INDIVIDUAL GOALS +                     25 *                        45                        11.25
-------------------------------------------------------------------------------------------------------------
TEAM WORK GROUP GOAL =                 75 *                        45                        33.75
-------------------------------------------------------------------------------------------------------------
   TOTAL                               100                         45                         45
-------------------------------------------------------------------------------------------------------------

                        SR. VICE PRESIDENT AND ABOVE LEVEL AT 100% OF PLAN

-------------------------------------------------------------------------------------------------------------
                                    % EMPHASIS             X PLAN BONUS LEVEL       PERCENT OF BONUS AWARD
                                                              PERCENTAGE =
-------------------------------------------------------------------------------------------------------------
INDIVIDUAL GOALS +                       0                        55**                         0
-------------------------------------------------------------------------------------------------------------
TEAM WORK GROUP GOAL =                  100                       55**                        55
-------------------------------------------------------------------------------------------------------------
   TOTAL                                100                       55**                        55
-------------------------------------------------------------------------------------------------------------

*The emphasis for the Director level may be 50% individual and 50% team or 75% individual and 25% team. For the Vice President level the emphasis may be 25%/75%; 50%/50% or 75%/25%. The emphasis level will be determined by the Participant's supervisor and included on Exhibit A when submitted prior to the beginning of the Plan Term.

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Management Incentive Plan (MIP), 2002
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**At the EVP level this payment is 65%; The COO level is based on achievement of
EBITDA threshold and the payment level at 100% of plan is 100%..

                Once the EBITDA Threshold Level is reached a Participant may receive a Bonus Award based on achievement of Individual Goals, if they are met, but may not receive a Bonus Award on the Team Work Group Goal, if that goal is not met.

                Lack of achievement under the "Individual Goals and Team Work Group Goal for 2002" portion of the plan during one quarter of the year will not preclude a Bonus Award being paid during subsequent calendar quarters of the year if the individual goals and Team Work Group Goal are met during those quarters. However, there are no "clawback rights" for quarters where achievement is not reached.

                Upon achievement of 100% or greater of the 2002 full year Plan EBITDA including any adjustments due to acquisitions, divestitures or other changes approved by the Board of Directors, an additional payment will be made to Participants equal to the individual payment made to the Participant for the quarter during which the greatest percentage of Plan EBITDA was achieved in 2002. Any Participant that did not receive a payment during the quarter used to determine this additional payment (due to not achieving his/her goals or to not being a participant in that quarter) will not be eligible of this additional payment.

                ================================================================

Plan Term       The MIP for 2002 shall be in effect from January 1, 2002 to
                December 31, 2002 (the "Plan Term").

                ================================================================

Distribution    Quarterly Bonus Award distributions will be paid within 45 days of the close of the calendar quarter.

                ================================================================

Separations     Except as set forth below, in order to be eligible to receive
                Bonus Awards under the MIP, a Participant must be employed by the Company on the last day of the calendar quarter for which an award is payable to receive a Quarterly Bonus Award. If a Participant retires during the Plan Term (and qualifies for an immediate pension under the Pliant Corporation Defined Benefit
                Pension Plan), dies, or becomes disabled (as defined under the Company's Long Term Disability Plan), he/she will receive a pro rata portion of the MIP Bonus Award on the actual days worked during the Plan Term. Distributions will be made at the same time as for all other Participants in the MIP. If a Participant's employment is terminated at any time prior to the end of the quarter or the Plan Term, by the employee or by the Company, with or without cause, for any reason other than

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Management Incentive Plan (MIP), 2002
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                retirement, death, or disability, the Participant shall not be eligible to participate in the MIP, shall not receive any MIP Award for such calendar quarter or thereafter, and shall forfeit any rights he/she may have had in the MIP.

                ================================================================

General Provisions

                1. Job Change. Eligible officers and executives who become eligible to participate in the MIP by reason of a job change will be eligible for a prorated bonus Award based on the actual days worked during the Plan Term. In the case of job changes involving a change in the Bonus Plan Payment level, the Participant will receive the new level based on the actual days worked during the Plan Term at the new level.

                2. Disciplinary Action. In order to participate in the MIP, the Participant must not have been subject to any disciplinary action during the Plan Term.

                3. No Employment Right. Participation in the MIP shall not confer on a Participant any right to continue in the employment of the Company, nor shall it interfere with the Company's right to terminate the employment of a Participant at any time, for any reason.

                4. Non-transferability. A Participant shall not have any right to assign, transfer, pledge, or hypothecate any benefits or payments under the MIP, other than by will or by the laws of descent and distribution.

                5. Creditors. Award payments held by the Company before distribution shall not be subject to execution, attachment or similar process at law or in equity.

                6. Withholding. The Company will deduct and withhold all federal, state, and local taxes, and any employee benefit related withholdings, required to be withheld with respect to the payment of any award.

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Management Incentive Plan (MIP), 2002
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                7.      Definitions.

                                EBITDA          Earnings calculated in
                                                accordance with GAAP, before
                                                interest expense, income taxes,
                                                depreciation and amortization
                                                (and after accruals for Awards
                                                paid under the MIP).

                                Team Work       A goal assigned to members of a
                                Group Goal      particular work group. This goal
                                                is a part of the Company's
                                                overall Operational Plan.

                ================================================================

Modification    The Company may modify, supplement, suspend, or terminate the
of the MIP      MIP at any time without the authorization of Participants, to the extent allowed by the law. No modification, suspension, or termination shall adversely alter or affect any right or obligation under the MIP that existed prior to such modification, supplement, suspension or termination. The
                Company's Board of Directors will determine the effect on incentives of any such event and make adjustments and/or payments as it, in its sole discretion, determines appropriate.

                ================================================================

Other Subject to the control of the Executive Committee of the Board of Directors, the Company's CEO will exercise exclusive control over the MIP. The CEO will have sole discretion to calculate and adjust EBITDA amounts used in calculating MIP Bonus Awards.

                The MIP shall be governed by and construed under the laws of the State of Illinois.